Exhibit  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into Level 8 Systems, Inc. Registration Statements on Form S-3 and S-8 (File numbers 333-12247, 333-22979, 333-86305, 333-86307, 333-86309) of our report on Template Software,
Inc. dated March 17, 1999, which appears in Template Software's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Current Report on Form 8-K/A.


/s/  PricewaterhouseCoopers  LLP


McLean,  VA
March  13,  2000


                        Level 8 8K/A Exhibit 23.1, Page 1
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